Exhibit 10.27

Bank of America Investment Account Customer Agreement

CAPITAL SHARES
1. Introduction
  This Agreement contains the terms governing the Investment Account (the “Account”) that I am opening with you to facilitate my investment in one or more of the Capital Shares of the Columbia Cash Reserves, Columbia Money Market Reserves, Columbia Treasury Reserves, Columbia Government Reserves, Columbia Municipal Reserves or Columbia California Tax-Exempt Reserves money Funds (referred to individually as a “Fund” and collectively as the “Funds”), which are available through Bank of America (“BofA”) as Shareholder Servicing Agent. I understand that my application to open an Account is considered a part of this agreement and that, by signing the application, I am agreeing to the terms of this Agreement and to the terms governing any additional Account Services that I elected on my application or request in the future.
  The Account is a custodial account that you maintain on my behalf as a Shareholder Servicing Agent for each Fund to enable me to invest in one or more of the Funds. Through the Account, I can purchase and redeem shares in one or more of the Funds, receive dividends and other distributions on my Fund investments, exchange shares in one Fund for shares in other Funds, and obtain information, including periodic Account statements, about the number and net asset value of my Fund shares and about my transactions in the Fund.
  Although you or an affiliate bank make the funds available through the Account as Shareholder Servicing Agent, Columbia Management Distributors, Inc., and Columbia Management are the Distributor and Investment Adviser to Columbia Funds, respectively.
  I understand that you and your affiliates receive fees from the Funds for performing services such as shareholder servicing, administrative services, investment adviser services and distribution.
  The investment policies, fees and expenses, and role of the shareholder servicing agent for each fund are explained in a prospectus, which is available from you without charge. I recognize that I should review carefully the provisions of the current prospectus relating to each Fund in which I am considering an investment before I instruct you to purchase shares in that Fund for me.
2. Appointment of Agent
  I understand that you are a Shareholder Servicing Agent as described in the prospectus. I appoint you as my Shareholder Servicing Agent in all transactions on my behalf with the Fund, including purchases, exchanges and redemptions. As my Shareholder Servicing Agent, you may establish minimums, limitations, restrictions, and charges for the Account different from those that apply to Fund investors through other Shareholder Servicing Agents.
3. Transaction Account
  I understand that this Account is available to customers of Bank of America. To keep my status as a customer, I agree to maintain, in addition to this Account, one of the Bank of America transaction Accounts permitted by you and specified by me in my Account Application for use in connection with purchases and redemptions of Fund shares. Such an account will be referred to as the “Transaction Account”. I understand that, for my protection, the registration of the Transaction Account and this Account must be the same.
4. No Guarantees of Insurance or Advice
  I understand that you do not warrant the safety of investments in any Fund or guarantee their performance and that investments in Fund shares are not insured by the Federal Deposit Insurance Corporation or any other governmental entity. I understand that I must make my own investment decisions about investing in the Funds. I acknowledge that Bank of America did not provide me with investment advice and did not make recommendations about investing in the Funds. I assume all risk of loss resulting from any decision that I make to purchase, exchange or sell shares of any Fund.
5. Initial Purchase of Shares
  I have instructed you to make my initial purchase of Fund shares by debiting my Transaction Account in an amount specified by me. My Fund shares will be maintained in book entry form, and no certificates representing my shares will be issued to me. I understand that you will customarily transmit my initial purchase order within one full business day following its receipt at the Shareholder Servicing Center and I will become a Fund shareholder on that day. However, if I have not made collected funds available to you for my initial purchase, you may delay transmitting my order to the Fund until you have received collected funds.
6. Additional Purchase of Shares
  I may also instruct you to purchase additional shares for me from time to time in writing or by telephone. The amount of additional share purchases shall be subject to the minimum amount set by you. The same terms that apply to initial share purchases (as explained in Paragraph 5) also apply to additional share purchases.
7. Dividends and Distributions
  I understand that I will be entitled to any dividends and distributions of capital gains paid by a Fund if I am a Fund shareholder on the record date as set by the Board of Trustees of the Fund for that payment. Since Fund dividends are paid monthly although accrued daily, such dividends will actually be received once a month. Dividends will be posted when received. The calculation method for these dividends is disclosed in the prospectus and statement of additional information of the funds.
8. Redemption of Shares/Exchanges Among Funds
  I may instruct you from time to time to redeem some or all of my shares in one or more Funds. I may also instruct you from time to time to exchange shares by redeeming some or all of my shares in one Fund and investing the proceeds in another Fund. To facilitate Fund exchanges, I hereby request you to obtain information for me about the other Funds into which I may exchange.
  In the case of a redemption, I understand that you will deposit the proceeds to my Transaction Account. In the case of an exchange, I will direct you as to which Fund or Funds into which to invest the proceeds of the redemption, and I understand that the proceeds may be invested only in a Fund or Funds with an account registration under the same account registration as the redeemed Fund. I understand that you will normally automatically transmit my redemption or exchange order within one full business day after you receive it at your Service Center. I agree that you may delay the redemption or exchange of any Fund share until the funds I have given you to purchase it are collected.
9. Purchase, Exchange, and Redemption Procedures
  I agree to follow the procedures you establish for purchase, exchange, and redemption orders, including procedures for accepting my telephone instructions. To provide a record of instructions, you may, if you wish, record my telephone instructions to you. I agree to use the instruction forms you provide me for all my written purchase, exchange, and redemption orders. You may delay transmitting any of my instructions until you have received them in proper form.
10. Verbal Instructions
  I agree that you will not be liable for honoring any verbal instructions, including those by telephone, to purchase, exchange, or redeem Fund shares which you receive from any person claiming to be me, provided you have followed your normal customer verification procedures. You will not be liable for any unauthorized redemptions provided you have disposed of the proceeds in a manner provided for redemptions in Paragraph 8. You will not be liable for any unauthorized exchanges provided you have invested the proceeds in a manner provided for exchanges in Paragraph 8.
11. Telephone Inquiries
  You will provide a telephone number so that I can inquire about the status of my Account and my Transaction Account, including number of shares owned and Transaction Account balances. I agree that you may respond to such inquiries and furnish the requested information to any person claiming to be me, provided you have followed your normal customer verification procedures. I agree that you can record my conversations with you.
12. Monthly Statements
  Transactions in the Fund shares will be reported on BofA’s regular periodic statement. Such statement shall be conclusive if not objected to in writing within ten days of delivery of such statement to me. If I do not object within ten days of delivery of such statement, it will constitute a complete waiver by me of all claims that I may have with respect to such transactions or statement. I shall remain liable at all times, however, for the return to BofA of any dividends or interest erroneously distributed to me or deposited into the Transaction Account or another account of mine or securities erroneously distributed to me or deposited into my Investment Account or another account of mine. You may omit sending a statement to me for any month when my Account has had a zero balance and no activity.
13. Proxies
  You will send to me all Fund proxy solicitation material and proxies. I understand that I am expected to vote them in such manner as I consider desirable and then return them in accordance with the instructions received. I understand that, if my written proxy instructions have not been received by you by the fifth business day prior to the meeting at which the proxy is to be voted, you are authorized pursuant to applicable agreements with the Funds to vote my outstanding shares in the same proportion as the proxies received from other Account customers. I relieve you of liability if proxies inadvertently do not reach me.
14. Account Closing
  I understand that a redemption of all my Fund shares does not at that time automatically terminate this Agreement or close my Account. I may make an additional purchase during the following year and return my Account to active status. However, if I have not made an additional purchase for one year following full redemption, you may automatically close my Account and terminate this Agreement.
  I may terminate this Agreement and close my Account at any time by giving you written notice.
  You may, at your discretion, terminate this Agreement and close my Account at any time, effective upon sending notice to me.
  If my Account is closed, you are authorized to redeem all of my Fund shares and handle the proceeds as provided for in Paragraph 8 of this Agreement or, if authorized by me, you will transfer my Fund shares to another Shareholder

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Servicing Agent. If my Account is closed, this Agreement will continue in effect until the proceeds of any redemption are processed in accordance with Paragraph 8 or until my Fund shares are accepted for custody by another Shareholder Servicing Agent.
15. Amendment
  You may amend this Agreement at any time in any respect effective upon written notice to me.
16. Assignments and Transfers
  I agree not to assign, transfer, or pledge any right, title, or interest I have in this Agreement, in the Account, or in any of my Fund shares, to any other person without your prior written consent. You may disregard any attempted assignment, transfer, or pledge made without your consent.
18. Account Documentation
  I understand that the Account will not be opened until all documentation required by you is received. You will notify me if my application is missing documentation.
You may also require signature guarantees for changes that I request to be made to your records with respect to my Account, including but not limited to changes in the Transaction Account specified in my latest application, or for any written requests by me for additional Account services made after I have submitted my initial Account application to you. You may refuse to accept or carry out any transaction that does not satisfy any restrictions then in effect. If BofA and I have entered into any security agreement granting BofA a security interest in the Account, then in the event of any conflict between the terms of this Agreement and the terms of such security agreement, the terms of such security agreement shall control.
19. Obligation of Others
  My obligations under this Agreement will also be binding on my heirs, executors, and legal representatives.
20. Delay in Enforcement
  You may delay enforcing any of your rights under this Agreement without losing them.
21. Governing Law
  This Agreement is to be governed by the laws of the State of North Carolina.
22. ARBITRATION
  Arbitration is final and binding on the parties. Except as set forth in Paragraph 25 below, the parties are waiving the right to seek remedies in court, including the right to a jury trial. Pre-arbitration discovery is generally more limited than and different from court proceedings. The arbitrators reward is not required to include factual findings or legal reasoning and any party’s right to appeal or seek modifications of rulings by the arbitrators is strictly limited.
22. ARBITRATION AGREEMENT
  To the extent permitted by law, any controversy arising out of or relating to this Agreement shall be submitted to arbitration before three arbitrators and such arbitration shall be conducted in accordance with the rules then in effect of the American Arbitration Association, provided, however, that each party shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. Arbitration must be commenced by service upon the other party of a written notice of intention to arbitrate. Judgment upon any award rendered by the arbitrators shall be final, and may be entered in any court having jurisdiction.
23. Provisional Remedies
  I acknowledge and agree that in addition to and without waiver of the binding arbitration agreement set forth above, BofA, to the extent it deems necessary, shall be entitled to sue for provisional remedies, including the remedy of prejudgment writs of attachment, available in any court having jurisdiction.
24. Severability
  If a provision of this agreement is rendered invalid or unenforceable by any law, administrative order, or judicial decision, all other provisions of this Agreement remain in effect.
25. Definitions
  In this Agreement, the words “I”, “me” and “my” refer to each individual who is an Applicant for the Account. If the Applicant is not an individual, these terms refer to the Applicants duly authorized representatives. The terms “you” and “your” refer to Bank of America and its agents and representatives. The term “business day” means each calendar day on which you, the Distributor, and the Funds are all open for busin
INSTRUCTIONS AND IMPORTANT NOTICE
Under United States law, we are required to obtain, and you are required to give us a U.S. taxpayer identification number (TIN) for each of your accounts. If we are unable to obtain a TIN for each account, then we are required to maintain a list of the name, address and account number of each person from whom we were unable to obtain a TIN and, upon request, give the list to the United States Treasury Department. U.S. federal income tax law may require us to withhold 31% of all interest payments we make to you if:
     - we do not have a valid and certified TIN on file for you or the TIN you gave us is incorrect;
     - all joint account owners who are Foreign Persons fail to certify or recertify that they are neither citizens or residents of the U.S. nor engaged in a U.S. trade or business with which this account is connected.
     - you have been notified by the Internal Revenue Service that you are subject to backup withholding.
In addition, if you fail to provide a true and correct tax certification, you may also be subject to a $50 fine imposed by the Internal Revenue Service. The 31% withholding requirement, called “Backup withholding,” is not an additional tax. Any amount withheld is paid to the Internal Revenue Service and can be claimed as a credit against your income tax liability.
INFORMATION FOR FOREIGN PERSONS
By checking the foreign person box on the investment account application, all signers of the account certify under penalties of perjury that they are the beneficial owners of the account and that (1) they are neither citizens nor residents of the U.S., (2) they are not formed under the laws of the United States or of any State within the United States, and (3) they are not engaged in a U.S. trade or business with which this account is connected.
•	If you are married to a U.S. citizen or resident and have made an election under the provisions of the Internal Revenue Code Section 6013(g) or (h), you are treated as a U.S. resident and may not claim Foreign Person status.

•	If you cease to be an Foreign Person after you have completed this form, you must notify us within 30 days of your change in status.

•	If your account is a joint account, each joint owner must qualify as an Foreign Person and must sign. However, if one of the joint owners is a U.S. taxpayer, that joint owner must sign on this form and provide his/her U.S. Taxpayer Identification Number.

•	This form generally entitles you to Foreign Person status for three calendar years. Prior to the third year, you must recertify your status as an Foreign Person.

•	Checking the Foreign Person box will eliminate any 31% backup withholding and IRS Form 1099-DIV and Form 1099-B reporting. However, it will subject all dividend payments to 30% nonresident withholding (or lower treaty rate, if applicable) and to IRS Form 1042-S reporting.
STATEMENT REGARDING USA PATRIOT ACT
Pursuant to requirements of law, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Bank of America is obtaining information and will take necessary actions to verify your identity, including in some instances, requesting additional documentation from you.

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